CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-237578 on Form S-6 of our report dated June 9, 2020, relating to the financial statement of FT 8720, comprising Dow® Target 10 June '20 - Term 7/9/21 (The Dow(R) Target 10 Portfolio, June 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 9, 2020